Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:19 PM 12/19/2008
FILED 12:19 PM 12/19/2008
SRV 081213719 — 4244390 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
DAIMLERCHRYSLER AUTO TRUST 2008-A
          THIS Certificate of Amendment to Certificate of Trust of DaimlerChrysler Auto Trust 2008-A (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned trustee to amend a statutory trust under the Delaware Statutory Trust Act (12 Del C. Section 3801 et seq.) (the “Act”).
          1. Name: The name of the statutory trust amended hereby is DaimlerChrysler Auto Trust 2008-A.
          2. Amendment: The Certificate of Trust of the Trust is hereby amended by changing the name of the statutory trust to Chrysler Financial Auto Securitization Trust 2008-A.
          3. Effective Date: This Certificate of Amendment shall be effective upon its filing with the Secretary of the State of Delaware.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in accordance with Section 381l(a)(2) of the Act.

BNY MELLON TRUST OF DELAWARE, as Owner Trustee
By:	/s/ James Ambagis
	Name:	James Ambagis
	Title:	Assistant Vice President

CERTIFICATE OF AMENDMENT
OF
DAIMLERCHRYSLER AUTO TRUST 2007-B
          THIS Certificate of Amendment of DaimlerChrysler Auto Trust 2007-B (the “Trust”) is being duly executed and filed on behalf of the Trust by BNYM (Delaware) (formerly known as The Bank of New York (Delaware)), as Owner Trustee, to amend a statutory trust under the Delaware Statutory Trust Act (12 § Del. C. Section 3801 et seq.) (the “Act”).
          1. Name: The Certificate of Trust is hereby amended by changing name of the statutory trust to DaimlerChrysler Auto Trust 2008-A.
          2. Effective Date: This Certificate of Amendment shall be effective upon its filing with the Secretary of State of the State of Delaware.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in accordance with Section 3811(a) of the Act.

BNYM (DELAWARE) (formerly known as The Bank of New York (Delaware)), not in its individual capacity but solely as Owner Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:48 PM 01/17/2008
FILED 04:48 PM 01/17/2008
SRV 080057788 — 4244390 FILE

CERTIFICATE OF TRUST
OF
DAIMLERCHRYSLER AUTO TRUST 2007-B
          THIS Certificate of Trust of DaimlerChrysler Auto Trust 2007-B (the “Trust”) is being duly executed and filed by The Bank of New York (Delaware), as Owner Trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 § Del. C. Section 3801 et seq.) (the “Act”).
          1. Name: The name of the statutory trust formed hereby is DaimlerChrysler Auto Trust 2007-B.
          2. Delaware Trustee: The name and business address of the trustee of the Trust, in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.
          3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

THE BANK OF NEW YORK (Delaware), not in its individual capacity but solely as Owner Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:22 AM 11/01/2006
FILED 11:22 AM 11/01/2006
SRV 061002365 — 4244390 FILE